Exhibit 99.1

Form 3
Exhibit 99.1 - Joint Filer Information

1.  Name:  	Warburg Pincus Partners, LLC
     Address:  466 Lexington Avenue
                     New York, New York 10017
2.   Name:     Warburg Pincus & Co.
     Address:  466 Lexington Avenue
               	New York, New York  10017
3.   Name:     Warburg Pincus LLC
      Address: 466 Lexington Avenue
               	New York, New York  10017

Designated Filer:  Warburg Pincus Private Equity VIII, L.P.
Issuer & Ticker Symbol: DexCom, Inc. (DXCM)
Date of Event Requiring Statement: April 19, 2005